SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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LINCARE HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

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LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764

April 14, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Holiday Inn, 300 West F Street, Casper, Wyoming, on Monday, May 19, 2003, at 11:00 A.M.

     The principal business of the meeting will be to elect directors for the ensuing year and to approve an amendment to the Company’s 2001 Stock Plan. During the meeting, we also will review the Company’s 2002 results and report on significant aspects of our business during the first quarter of fiscal 2003.

     If you are not planning to attend the meeting, it is still important that your shares be represented. Please complete, sign, date, and return to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely, JOHN P. BYRNES Chief Executive Officer and President

LINCARE HOLDINGS INC. 19387 U.S. 19 North Clearwater, Florida 33764

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 19, 2003

     The Annual Meeting of Stockholders of Lincare Holdings Inc., a Delaware corporation (the “Company”), will be held on May 19, 2003, at 11:00 A.M. at the Holiday Inn, 300 West F Street, Casper, Wyoming.

     The Annual Meeting will be held: (i) to elect a Board of Directors consisting of six persons for a one year term; (ii) to approve an amendment to the Company’s 2001 Stock Plan; and (iii) to transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

     Stockholders of record at the close of business on March 31, 2003, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting.

By Order of the Board of Directors PAUL G. GABOS Secretary

Clearwater, Florida
April 14, 2003

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, 300 West F Street, Casper, Wyoming, on May 19, 2003, at 11:00 A.M., and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to Stockholders on or about April 14, 2003.

     The record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as the close of business on March 31, 2003. As of that date there were 104,719,035 shares of Common Stock (“Common Stock”) of the Company outstanding and entitled to vote. These shares outstanding exclude 17,124,529 shares held by the Company in treasury. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. The Common Stock is the only outstanding class of the Company’s securities.

     If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted in favor of the proposals described herein. Stockholders who execute Proxies may revoke them by notifying the Secretary at any time prior to the voting of the Proxies.

     The presence, in person or by proxy, of the holders of Common Stock representing a majority of the issued and outstanding Common Stock entitled to vote at the meeting will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. Abstentions and broker non-votes will be treated as present for purposes of a quorum.

     If any other matters are properly presented at the Annual Meeting, the persons named in the form of Proxy will be entitled to vote on those matters for you. As of the date of mailing of this Proxy Statement, the Company was not aware of any other matters to be raised at the Annual Meeting.

Expense and Manner of Solicitation

     The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the Stockholders of record and certain other beneficial owners of the Common Stock by the Company’s officers and other employees (at no additional compensation). Such officers and employees may also solicit Proxies from Stockholders by personal contact, by telephone or by any other means if necessary in order to assure sufficient representation at the Annual Meeting.

Security Ownership of Principal Stockholders and Management

     On March 31, 2003, the record date with respect to this solicitation for determining Stockholders entitled to notice of, and to vote at, the Annual Meeting, 104,719,035 shares of the Company’s Common Stock were outstanding. No shares of any other class of stock were outstanding. Only Stockholders of record at the close of business on March 31, 2003, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Each Stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     The following table sets forth information available as of the March 31, 2003, record date with respect to the beneficial ownership of the Company’s Common Stock by each person who is known by the Company to beneficially own more than 5% of the Common Stock and by each Director and Executive Officer and by all Directors and Executive Officers as a group. Shares beneficially owned by each Director and Executive Officer do not include options to purchase shares of the Company’s Common Stock which are not exercisable within 60 days of the record date with respect to this proxy solicitation.

Beneficial Owner	Shares Beneficially Owned	Percent
GE Asset Management Incorporated(1)	6,353,558	6.1%
3003 Summer Street
Stamford, CT 06904

OppenheimerFunds, Inc.(1)	6,245,025	6.0%
498 Seventh Avenue
New York, NY 10018

Federated Investors, Inc.(1)	5,908,150	5.6%
1001 Liberty Avenue
Pittsburgh, PA 15222

Massachusetts Financial Services Company(1)	5,274,097	5.0%
500 Boylston Street
Boston, MA 02116

John P. Byrnes(2)	2,486,931	2.4%

Paul G. Gabos(3)	1,092,191	(*)

Shawn S. Schabel(4)	986,903	(*)

Stuart H. Altman, Ph.D.(5)	48,000	(*)

Chester B. Black(6)	140,000	(*)

Frank D. Byrne, M.D.(7)	38,600	(*)

Frank T. Cary(6)	198,000	(*)

William F. Miller, III(6)	130,000	(*)

All Executive Officers and Directors as a Group
(eight persons)	5,120,625	4.9%

(1)	All information relating to shares beneficially owned is derived from Schedule 13G filings with the Securities and Exchange Commission.

(2)	Includes options to purchase 2,475,000 shares of Common Stock, which options are currently exercisable.

(3)	Includes options to purchase 1,050,000 shares of Common Stock, which options are currently exercisable.

(4)	Includes options to purchase 980,000 shares of Common Stock, which options are currently exercisable.

(5)	Includes options to purchase 48,000 shares of Common Stock, which options are currently exercisable.

(6)	Includes options to purchase 120,000 shares of Common Stock, which options are currently exercisable.

(7)	Includes options to purchase 36,000 shares of Common Stock, which options are currently exercisable.

(*)	The percentage of shares beneficially owned does not exceed 1.0% of the Common Stock outstanding.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the National Association of Securities Dealers National Market System initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, Executive Officers, and greater than 10% stockholders are required by the Securities Exchange Commission to furnish the Company with copies of the reports they file.

     Based solely on its review of the copies of such reports and written representations from certain reporting persons, the Company believes that all of its Directors, Executive Officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 2002 fiscal year.

Election of Board of Directors

     A Board of six (6) Directors will be elected by a plurality of the votes cast by Stockholders represented and entitled to vote at the Annual Meeting. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. All are current Directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. BYRNES, ALTMAN, BLACK, BYRNE, CARY AND MILLER.

Information Regarding the Board of Directors and Executive Officers

     The following table provides information regarding each nominee of the Board of Directors.

Name	Age	Position
John P. Byrnes	44	Chairman of the Board, Chief Executive Officer and President
Stuart H. Altman, Ph.D	65	Director
Chester B. Black	57	Director
Frank D. Byrne, M.D	50	Director
Frank T. Cary	82	Director
William F. Miller, III	53	Director

     All Directors are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Executive Officers serve at the discretion of the Board of Directors.

Directors and Executive Officers

     John P. Byrnes has served as the Chief Executive Officer of the Company since January 1997 and as a Director of the Company since May 1997. Mr. Byrnes was appointed Chairman of the Board in March 2000. Mr. Byrnes has been the President of Lincare Holdings since June 1996. Prior to becoming the Company’s President, Mr. Byrnes served the Company in a number of capacities over a ten-year period, including serving as the Company’s Chief Operating Officer throughout 1996.

     Stuart H. Altman, Ph.D. has been a Director of Lincare Holdings since December 2001. Dr. Altman, Professor of National Health Policy at Brandeis University, is a member of the faculty of The Heller School for Social Policy and Management on Brandeis’ Waltham, Massachusetts campus and an economist whose research interests are primarily in the area of federal and state health policy. He is currently Co-Chair of the Governor/Legislative Health Care Task Force for the state of Massachusetts. In 1997, he was appointed by President Clinton to the National Bipartisan Commission on the Future of Medicare. Dr. Altman was Dean of the Heller School from 1977 to 1993 and served as interim President of Brandeis University from 1990 to 1991. Earlier in his career, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at Health Education & Welfare and has since advised national and state governments on major health care issues and legislation. Dr. Altman has an M.A. and Ph.D. degree in Economics from UCLA. Dr. Altman is also a Director of IDX and OrthoLogic.

     Chester B. Black has been a Director of Lincare Holdings since January 1991. From November 1990 until December 1995, Mr. Black served as Chairman and Vice Chairman of Med Alliance, Inc. From June 1989 until November 1990, Mr. Black was Chairman and President of RB Diagnostic, a provider of diagnostic imaging services.

     Frank D. Byrne, M.D. has been a Director of Lincare Holdings since December 1999. Dr. Byrne has served as Executive Vice President and Foundations President at Parkview Health, an integrated delivery network headquartered in Fort Wayne, Indiana. From 1991 until 2002, he served Parkview Hospital in a variety of leadership roles including board member, physician officer and medical director, and he served as President of Parkview Hospital from 1995 to 2002. Dr. Byrne practiced pulmonary and critical care medicine from 1982 until 1994. He is a Clinical Professor of Medicine at the Indiana University School of Medicine, a Fellow and board member of the American College of Physician Executives, and a Diplomat and northern Indiana Regent of the American College of Healthcare Executives.

     Frank T. Cary has been a Director of Lincare Holdings since July 1991. Mr. Cary served as IBM’s Chief Executive Officer from 1973 to 1981. Mr. Cary is also a Director of Celgene, Cygnus Therapeutic Systems, ICOS, Lexmark International and VION.

     William F. Miller, III has been a Director of Lincare Holdings since December 1997. Mr. Miller is the Chairman and CEO of HMS Holdings Corp. (HMS). HMS is a publicly traded company that furnishes proprietary information management, data processing and software (including consulting) services to health care providers and payors, including government health service agencies. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of Emcare Holdings, Inc. Prior to joining Emcare, Mr. Miller held financial and management positions in the health care industry, including positions as chief executive officer and chief financial officer of various hospitals and administrator/director of operations of a multi-specialty physician group practice.

     Paul G. Gabos has served as the Chief Financial Officer of the Company since June 1997. Prior to his appointment to Chief Financial Officer, Mr. Gabos served as Vice President, Administration. Before joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds Inc. Mr. Gabos holds a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania. Mr. Gabos is a Director of Pediatrix Medical Group, Inc.

     Shawn S. Schabel was appointed Chief Operating Officer of the Company in January 2001. Prior to his appointment, Mr. Schabel served as Senior Vice President of Lincare since April 1998. Mr. Schabel has served the Company in a number of management capacities since joining Lincare in 1989. Mr. Schabel holds a Respiratory Therapy degree from Wichita State University.

Directors’ Fees

     Directors Stuart H. Altman, Ph.D., Chester B. Black, Frank D. Byrne, M.D., Frank T. Cary and William F. Miller, III each receive $30,000 per annum for their services. All of the Company’s Directors are reimbursed for out-of-pocket expenses and are eligible to participate in the Company’s stock option plans.

Committees and Meetings of the Board of Directors

     The standing committees of the Board of Directors consist of an Audit Committee, a Nominating Committee, a Compensation Committee and a Stock Plan Committee. The Board of Directors held four meetings during 2002.

     Audit Committee. The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the Stockholders relating to corporate accounting, financial controls and financial reporting practices of the Company. The Board of Directors has approved a written charter for the Audit Committee, a copy of which is included as Exhibit A to this Proxy Statement. The Audit Committee, comprised of Messrs. Cary, Byrne and Miller, held three meetings in 2002. The Board of Directors has determined that each member of the Audit Committee meets the applicable standards of independence and financial sophistication as defined in the applicable Securities and Exchange Commission rules and the National Association of Securities Dealers’ (NASD) listing standards.

     Nominating Committee. The Nominating Committee selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board. The Nominating Committee is willing to consider nominees for Director proposed by stockholders but has established no formal procedures for stockholders to follow in submitting such nominations. In addition, the Company’s Bylaws permit stockholders to nominate Directors at a stockholder meeting provided that stockholders give timely notice thereof in writing to the Secretary of the Company in accordance with the provisions set forth in the Company’s Bylaws. The Nominating Committee was established by the Board of Directors on February 25, 2003, and is comprised of the independent Directors of the Company, specifically Messrs. Altman, Black, Byrne, Cary and Miller.

     Compensation Committee. The Compensation Committee reviews and recommends the cash compensation and bonuses of the Executive Officers of the Company. The Compensation Committee is comprised of Messrs. Altman, Black and Miller and held no meetings in 2002. A meeting was held by the Compensation Committee in December of 2001 to review and recommend the cash compensation and bonuses of the Executive Officers based on the 2001 operating performance of the Company.

     Stock Plan Committee. The Stock Plan Committee administers the stock option plans of the Company. The Stock Plan Committee is comprised of Messrs. Altman, Black and Miller and held no meetings in 2002. The Stock Plan Committee did act by unanimous written consent four times during 2002.

Executive Compensation

     The following table sets forth all compensation paid to or earned by each of the Company’s Executive Officers for the 2002, 2001 and 2000 fiscal years.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Compensation(1)	Options Granted#	All Other Compensation(2)
John P. Byrnes	2002	$753,630	$717,250	$11,000	300,000	—
Chief Executive Officer	2001	742,169	392,600	10,500	800,000	$2,351,000
and President	2000	715,025	475,600	8,500	200,000	—

Paul G. Gabos	2002	$376,815	$358,625	$11,000	100,000	—
Chief Financial Officer	2001	371,085	196,300	10,500	520,000	$1,087,000
and Secretary	2000	357,512	237,800	8,500	100,000	—

Shawn S. Schabel	2002	$376,815	$358,625	$11,000	100,000	—
Chief Operating Officer	2001	371,085	196,300	10,500	520,000	$1,087,000
	2000	310,386	237,800	8,500	100,000	—

(1)	The Company makes a contribution on behalf of each participating employee under the Company’s 401K Plan.

(2)	The Company entered into employment agreements on January 1, 1997, June 1, 1997 and January 1, 1998 with Messrs. Byrnes, Gabos and Schabel, respectively, which were set to expire on December 31, 2001. On December 15, 2001, the Company entered into new employment agreements with each Executive Officer with a term of employment from January 1, 2002 through December 31, 2004. These agreements, among other things, contain provisions related to the Executive Officers’ duties, annual compensation and benefits, covenants not to compete, and severance arrangements. In consideration of each Executive Officer’s agreement to remain employed by the Company under the terms set forth in their respective employment agreement, the Compensation Committee of the Board of Directors authorized a one-time lump sum payment to each Executive Officer in the amounts shown in the table.

     The following table sets forth the options granted to the Company’s Executive Officers in fiscal 2002.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted	Fiscal Year	($/Share)(3)	Date	5% $	10% $
John P. Byrnes(1)	300,000	22.5%	$29.47	12/1/09	$3,817,263	$8,982,552
Paul G. Gabos(2)	100,000	7.5%	$29.47	12/1/09	$1,272,421	$2,994,184
Shawn S. Schabel(2)	100,000	7.5%	$29.47	12/1/09	$1,272,421	$2,994,184

(1)	Options to purchase 20,000 shares, 12,500 shares, 67,500 shares and 200,000 shares of Common Stock were granted under the Company’s 1996 Stock Plan, 1998 Stock Plan, 2000 Stock Plan and 2001 Stock Plan, respectively. The options have an exercise price of $29.47 and an expiration date of December 1, 2009. Fifty percent of the options become exercisable on each of December 1, 2003 and 2004.

(2)	Options to purchase 100,000 shares of Common Stock were granted under the Company’s 2001 Stock Plan with an exercise price of $29.47 and an expiration date of December 1, 2009. Fifty percent of the options become exercisable on each of December 1, 2003 and 2004.

(3)	The exercise price per share for each option grant was equal to the market price of the Company’s Common Stock as of the date the option was granted.

     The following table sets forth aggregate options exercised by the Company’s Executive Officers in fiscal 2002 and the number and value of unexercised options at fiscal 2002 year end.

Aggregate Options Exercised in Last Fiscal Year
and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at FY-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End(1) Exercisable/Unexercisable
John P. Byrnes	75,000	$1,881,270	2,175,000/1,200,000	$39,159,653/$11,479,500
Paul G. Gabos	0	$0	890,000/680,000	$14,776,595/$6,807,850
Shawn S. Schabel	0	$0	820,000/680,000	$12,379,150/$6,807,850

(1)	Value is calculated using the Lincare Holdings Inc. closing stock price on December 31, 2002 of $31.62 per share less the exercise price for such shares.

Employment Agreements

     Mr. Byrnes serves as Chief Executive Officer and President at an annual salary of $755,000. Mr. Gabos serves as Chief Financial Officer and Secretary at an annual salary of $377,500. Mr. Schabel serves as Chief Operating Officer at an annual salary of $377,500.

     The Company has employment agreements with Messrs. Byrnes, Gabos and Schabel. The agreements set forth the terms and conditions of each Executive Officer’s employment for a period beginning on January 1, 2002 and ending on December 31, 2004 or, if employment thereunder is earlier terminated, such shorter period. Each agreement provides for a base salary, annual cost of living adjustments and for such salary increases as may be determined by the Board of Directors in its sole discretion. In addition to salary, the employment agreements provide that each such person shall be eligible to receive bonus compensation based upon the annual increase in the Company’s fully diluted earnings per share (“EPS”) and earnings before interest, taxes, depreciation and amortizaton (“EBITDA”). During the employment term, each Executive Officer shall be eligible to participate in all employee benefit programs generally available to executive employees in accordance with the provisions of any such plans and shall be entitled to reimbursement of certain out-of-pocket expenses incurred in the performance of such person’s duties on behalf of the Company. The employment agreements contain non-competition and non-solicitation provisions in effect during each Executive Officer’s employment term and during the two-year period commencing on the date the employment term ends for any reason whatsoever.

     The employment agreements with Messrs. Byrnes, Gabos and Schabel provide for payments to be made to each Executive Officer upon the termination of such person’s employment pursuant to the occurrence of certain events. In the event of termination of employment by the Company other than for “cause,” then Company shall pay (in 12 equal monthly installments), as severance pay or liquidated damages, or both, an amount equal to the sum of (A) such person’s annual salary and (B) such person’s bonus in respect of the immediately preceding calendar year. In the event of termination of employment upon a change of control of the Company, then Company shall pay (in lump sum payment), as severance pay or liquidated damages, or both, an amount equal to two times the sum of (A) such person’s annual salary and (B) such person’s bonus in respect of the immediately preceding calendar year, and (C) an additional amount equal to the average annual cost for Company employees of obtaining certain post-employment medical insurance.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of Messrs. Altman, Black and Miller. No member of the Compensation Committee was an officer or employee of the company during fiscal year 2002 nor had any relationship with the Company requiring disclosure under Item 402(j)(3) or Item 404 of Regulation S-4 of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Compensation Committee and Stock Plan Committee Reports

     The Company’s executive compensation programs are intended to attract, retain and motivate high quality executives with a performance-based compensation package that promotes Company growth and enhancement of Stockholder value. The compensation programs consist of two significant portions, (i) cash compensation and (ii) equity-based incentive compensation, generally through the grant of stock options pursuant to the Company’s stock option plans.

     The Company’s executive compensation programs are administered by two committees of the Board of Directors — the Compensation Committee and the Stock Plan Committee (collectively, the “Committees”). The Compensation Committee administers the cash portion of the executive compensation package, and the Stock Plan Committee administers the equity-based incentive portion.

Cash Compensation

     The Compensation Committee views the cash compensation component to be in recognition of the contribution by the Executive Officers to the Company’s past financial performance. Determination of the size of the bonus component of each Executive Officer’s compensation package, as described below, was based on an objective, performance-based formula and other considerations.

     The cash compensation of Messrs. Byrnes, Gabos and Schabel was determined for fiscal year 2002 pursuant to each Executive Officer’s employment agreement then in effect. See “EXECUTIVE COMPENSATION — Employment Agreements.” The original base salaries and objective bonus formula were negotiated by the Executive Officers, on the one hand, and an independent committee of the Board of Directors on the other, at the time the employment agreements were executed.

     The cash bonuses paid to Messrs. Byrnes, Gabos and Schabel for services performed in 2002 were determined based on an EPS and EBITDA growth formula set forth in their respective employment agreements then in effect. The growth formula, when applied to the Company’s growth in fiscal 2002 EPS and EBITDA, resulted in a bonus payment of 95% of each Executive Officer’s base salary. See “EXECUTIVE COMPENSATION — Summary Compensation Table.”

Equity-Based Incentive Compensation

     The focus of the Stock Plan Committee in administering the equity incentives awarded to Executive Officers is on providing incentive to the Company’s senior management team to remain with the Company and to continue to contribute significantly to its performance.

     The Stock Plan Committee administers the Non-Qualified Stock Option Plan, the 1991 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, the 1998 Stock Plan, the 2000 Stock Plan and the 2001 Stock Plan, each of which provides for the grant of stock options. The 1991 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, the 1998 Stock Plan and the 2000 Stock Plan also provide the flexibility to grant awards of restricted stock, but, to date, no such awards have been granted. In the opinion of the Stock Plan Committee, stock option grants are, by definition, performance-based, in that the value of the option only increases through an increase in the Company’s stock price. Thus, to the extent of their option holdings, the interests of the Executive Officers are aligned with the interests of the Stockholders in maximizing the Company’s stock price.

     This approach is evidenced by the fact that, to date, (i) all grants to Executive Officers under the Company’s stock plans have been subject to some delay in exercisability based on performance or continued employment, and (ii) all grants under the Company’s stock plans have been made at an exercise price equal to the fair market value of the Company’s stock as of the date of grant. Therefore, without an increase in stock price, the options are of no realizable value. The Stock Plan Committee’s general philosophy is that option grants should be made with an exercise price equal to fair market value, with some element of forfeitability.

     The Stock Plan Committee also believes that it is in the best interests of the Stockholders for the Executive Officers to have a significant equity incentive to maximize the value of the Company’s stock. The amount of this incentive, in the Committee’s view, should be determined based on long-term considerations, to balance the short-term formula-based mechanism utilized in the Company’s cash compensation system. Therefore, by design, the award of option grants is based on the Stock Plan Committee’s perception of the overall value of the Executive Officer to the Company’s long-term growth potential.

Grants to Chief Executive Officer

     In 2002, the Committee granted to Mr. Byrnes options to purchase an aggregate of 300,000 shares of Common Stock. See “EXECUTIVE COMPENSATION — Option Grants in Last Fiscal Year.” The Committee, in determining the number of option shares to grant to Mr. Byrnes, considered the significant growth and profitability of the Company. The Company achieved growth in net revenues and earnings per share of 18% and 42%, respectively, in 2002. The growth in net revenues was a result of internal growth from existing operations and acquisitions of local and regional competitors. Earnings per share grew at a faster pace than net revenues in 2002 as a result of strong management of operating and administrative expenses. The Stock Plan Committee also considered the potential long-term contribution of Mr. Byrnes to the maximization of Stockholder value.

Grants to Other Executive Officers

     During fiscal 2002, the Company also made option grants to its other Executive Officers. Messrs. Gabos and Schabel were each granted options to purchase 100,000 shares of the Company’s Common Stock. See “EXECUTIVE COMPENSATION — Option Grants in Last Fiscal Year.” The Committee, in determining the number of option shares to grant to Mssrs. Gabos and Schabel, considered a number of factors, including performance within their respective areas of responsibility and those factors specifically described above with respect to the grant to Mr. Byrnes. The Committee also considered the potential long-term contribution of Messrs. Gabos and Schabel to the maximization of Stockholder value.

Stuart H. Altman, Ph.D. Chester B. Black William F. Miller, III Stock Plan Committee	Stuart H. Altman, Ph.D. Chester B. Black William F. Miller, III Compensation Committee

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table sets forth information as of fiscal 2002 year end with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by
security holders	10,364,700	$18.16	409,000
Equity compensation plans not approved by
security holders	None	N/A	None
Total	10,364,700	$18.16	409,000

Performance Graph

     The following graph shows changes over the last five years in the value of $100 invested in Lincare Holdings Inc., NASDAQ Health Stocks Index, and NASDAQ Stock Market (U.S.) Index. The value of each investment is based on share price appreciation, with reinvestment of all dividends. The investments are assumed to have occurred at the beginning of the period presented.

Comparison of Cumulative Total Return of
Lincare Holdings Inc.,
NASDAQ Health Stocks Index,
and the NASDAQ Stock Market (U.S.) Index

	Dec. 31, 1997	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002
Lincare Holdings Inc.	100.0	142.3	121.7	200.2	201.1	221.9
NASDAQ Health Stocks	100.0	84.8	68.2	93.6	101.2	87.2
NASDAQ Stock Market (U.S.)	100.0	141.0	261.5	157.4	124.9	86.3

Amendment to the 2001 Stock Plan

     The Board of Directors approved the Lincare Holdings Inc. 2001 Stock Plan (the “2001 Plan”) on March 6, 2001. The 2001 Plan provides an opportunity for employees, officers, directors and other eligible participants (“Employees”) of the Company and its subsidiaries to purchase Common Stock. The 2001 Plan provides for the granting of “non-qualified stock options” and “incentive stock options” to acquire Common Stock. The Company is currently authorized to issue an aggregate of 4,000,000 shares of Common Stock under the 2001 Plan.

     Approximately 6,700 persons are eligible to participate in the 2001 Plan on terms determined by the Company. The terms and conditions of individual option agreements may vary, subject to the following guidelines: (i) the option price of incentive stock options and non-qualified stock options may not be less than the market value of the Company’s Common Stock on the date of grant; and (ii) the term of all incentive stock options and non-qualified stock options may not exceed ten years from the date of grant.

     The 2001 Plan is administered by the Stock Plan Committee of the Board of Directors. See “INFORMATION REGARDING THE BOARD OF DIRECTORS — Committees and Meetings of the Board of Directors.” The committee determines (i) which Employees shall be granted an option or the right to purchase Common Stock under the 2001 Plan (an “Award”); (ii) the number of shares for which an Employee will be granted such an Award; (iii) the amount to be paid by the Employee upon exercise of an Award; (iv) the time or times and the conditions subject to which Awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Award.

     The Company’s Board of Directors has adopted, and recommends to the Stockholders the approval of, an amendment to the 2001 Stock Plan which would increase the number of shares of Common Stock covered by the 2001 Plan by 2,500,000 shares. The increase in the number of shares of Common Stock covered by the 2001 Plan will be approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting. The Board of Directors recommends a vote in favor of approving an increase in the number of shares available under the 2001 Plan, and unless otherwise instructed, the persons named in the accompanying proxy will vote in favor of such amendment.

     The issuance of a nonqualified stock option under the 2001 Plan will not result in any taxable income to the recipient Employee or a tax deduction to the Company at the time of the grant. Generally, an Employee to whom a nonqualified stock option has been granted will recognize ordinary income in an amount equal to the excess of the fair market value of shares on the date of exercise over the option price at the time the Employee exercises the option and receives shares of Common Stock. The Company is entitled to a tax deduction corresponding to the amount of income recognized by the Employee for the year in which the Employee recognizes such income.

     Neither receipt nor exercise of an incentive stock option is a taxable event to the Employee, and if the recipient Employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares is a long-term capital gain. In such case, the Company is not entitled to any tax deduction with respect to the grant or the exercise of the option. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the Employee receives his shares of Common Stock pursuant to the exercise. If the shares of Common Stock are disposed of before the end of either of such statutory holding periods, the lesser of (i) the difference between the option price and the fair market value of such shares on the date of exercise and (ii) the total amount of gain realized on the sale, must be reported by the Employee as ordinary income and the Company will be entitled to a tax deduction in that amount. The remaining gain, if any, will be taxed to the Employee as long- or short-term capital gain depending on how long the Employee held the shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVING THE AMENDMENT TO THE 2001 PLAN, AND UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF SUCH APPROVAL.

Audit Committee Report

     The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) is composed of three independent outside directors. The Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee’s composition and meetings. A copy of this charter is attached to this Proxy Statement as Exhibit A.

     The Committee has prepared the following report on its activities with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002 (the “audited financial statements”).

(1)	The Committee has reviewed and discussed the audited financial statements with management;

(2)	The Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61;

(3)	The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence from the Company;

(4)	Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed with the U.S. Securities and Exchange Commission; and

(5)	The Committee has reviewed and discussed the fees paid to KPMG LLP during the last fiscal year for audit and non-audit services (See “FEES PAID TO KPMG LLP”) and has determined that the provision of the specified non-audit services is compatible with the auditor’s independence.

Frank T. Cary, Chair Frank D. Byrne, M.D. William F. Miller, III Audit Committee

Information Regarding the Independent Auditors of the Company

Independent Auditors

     KPMG LLP has been retained as the Company’s independent auditors for the 2003 fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting of Stockholders and are expected to be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2002 and for KPMG LLP’s reviews of the condensed financial statements included in the Company’s Forms 10-Q filed with the Securities and Exchange Commission during 2002 were $160,000.

     In addition, fees billed for professional services rendered by KPMG LLP in 2002 for the audit of the Company’s Salary Reduction Thrift Plan for the year ended December 31, 2001 were $9,700.

Financial Information Systems Design and Implementation Fees

     KPMG LLP performed no services relating to the operation of the Company’s information systems or for designing or implementing the Company’s financial information management systems during 2002.

All Other Fees

     The aggregate fees billed for other services rendered to the Company by KPMG LLP in 2002 were $52,850. These other services consisted of services rendered in connection with the development of a captive insurance structure and the filing of an S-8 registration statement.

Annual Report

     The Company’s 2002 Annual Report, containing audited financial statements for the fiscal years ended December 31, 2002, 2001, and 2000 accompanies this Proxy Statement. Upon written request, the Company will send to Stockholders of record, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2002, which the Company has filed with the Securities and Exchange Commission. The written request should be directed to the Investor Relations Department, at the address of the Company set forth on the first page of this Proxy Statement.

Other Matters

     At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Proposals of Stockholders

     For stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2004 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 16, 2003. In addition, the Bylaws of the Company require that any stockholder intending to present a proposal for action at an Annual Meeting must give timely notice of the proposal in writing, containing the information specified in the Bylaws, to the Secretary of the Company. To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal office of the Company not less than 90 more than 120 calendar days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders. Any stockholder proposal received by the Secretary of the Company after February 19, 2004 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

By Order of the Board of Directors PAUL G. GABOS Chief Financial Officer and Secretary

Clearwater, Florida
April 14, 2003

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Exhibit A

LINCARE HOLDINGS INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

* * * * *

ARTICLE 1. MISSION STATEMENT

     The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) in achieving its oversight and monitoring responsibilities to the stockholders relating to corporate accounting, financial controls and financial reporting practices of the Company.

ARTICLE 2. ORGANIZATION

     The Committee shall be composed solely of directors who are independent of management and the Company, as defined by the applicable Nasdaq Marketplace rules with respect to audit committee structure and composition requirements. A director who does not meet these requirements may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required for the best interests of the Company and its stockholders, if permitted under applicable Nasdaq rules. There shall be at least three directors on the Committee, each of whom, as determined by the Board, shall have a working familiarity with basic finance and accounting practices and the ability to read and understand financial statements. At least one member of the Committee shall be designated as the “audit committee financial expert,” and such member shall meet the requirements for such designation as defined under applicable Nasdaq Marketplace rules.

     The members of the Committee shall be elected by the Board and shall serve until their successors are duly appointed and qualified, or until the earlier of their death, resignation or removal. Unless a Chairperson is appointed by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee.

ARTICLE 3. AUDIT COMMITTEE RESPONSIBILITIES

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	Maintain direct responsibility for the appointment, compensation and oversight of the work of the independent accountants and, when appropriate, recommend their replacement. The Committee shall have sole authority with respect to these matters, and the independent accountants shall report directly to the Committee in their capacity as the outside auditors of the Company.

•	Approve, in advance, the provision by the independent accountants of all permissable non-audit services as set forth in Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”).

•	Ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard No. 1.

•	Actively engage in dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take, or recommend that the full Board take, appropriate action to oversee the independence of the accountants.

•	Meet with the independent accountants and financial management to review the scope of the proposed independent audit for the current year and the audit procedures to be utilized, and review such audit at the conclusion thereof.

•	Review with management and the independent accountants, as appropriate:

—	Financial statements and related footnotes and the independent accountants’ report thereon, including their report on the adequacy of systems of internal control and any significant recommendations they may offer to improve controls.

—	The independent accountants’ judgements about the quality and appropriateness of the Company’s accounting principles as applied in financial reporting.

—	The adequacy of system-based internal controls over financial reporting and the safeguarding of assets and compliance with laws and regulations.

—	Any difficulties or disputes with management encountered by the independent accountants during the course of the audit and any instances of second opinions sought by management. The Committee shall resolve any disagreements among management and the independent accountants in connection with the preparation of the financial statements.

—	Other matters related to the conduct of the external audit which are communicated to the Committee under generally accepted auditing standards.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and ensure that such complaints are treated confidentially and anonymously.

•	Prepare a report to the stockholders as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Maintain minutes or other records of meetings and activities of the Committee.

•	Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

•	Review the Committee’s charter on an annual basis and update as necessary.

     The Committee shall have the authority to engage, and determine funding for, independent counsel and other advisors as deemed necessary and appropriate by the Committee.

     The responsibilities of a member of the Committee are in addition to those for a member of the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Also, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations or the Company’s corporate policies.

* * * * *

Approved by the Board of Directors

Lincare Holdings Inc.

Meeting Details
Proxy Solicited by Board of Directors for Annual Meeting — (May 19, 2003)

The undersigned appoints John P. Byrnes and Paul G. Gabos and either of them, as proxies, to vote all shares of Common Stock of Lincare Holdings Inc. (the “Company”) held of record by the undersigned as of March 31, 2003, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, 300 West F Street, Casper, Wyoming on Monday, May 19, 2003, at 11:00 A.M. and all adjournments thereof, upon the matters noted on the reverse side.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals (1) and (2).

(Continued and to be voted on reverse side.)

LINCARE HOLDINGS INC.
ATTN: INVESTOR RELATIONS
19387 U.S. 19 NORTH
CLEARWATER, FL 33764

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lincare Holdings Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LINCR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LINCARE HOLDINGS INC.

The Board of Directors Recommends a Vote FOR the listed nominees.

Vote On Directors
			For	Withhold	For All	To withhold authority to vote, mark "For All Except"
1.	Election of Directors		All	All	Except	and write the nominee’s number on the line below.
Nominees:
	01) J.P. Byrnes	04) F.D. Byrne, M.D.	|_|	|_|	|_|
	02) S.H. Altman, Ph.D.	05) F.T. Cary
	03) C.B. Black	06) W.F. Miller, III

Vote On Proposal

The Board of Directors Recommends a Vote FOR the following resolution.		For	Against	Abstain

2.	Approval of amendment to the Company’s 2001 Stock Plan.	|_|	|_|	|_|

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date